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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PIVOT RULES, INC.

               Under Section 805 of the Business Corporation Law

                            ------------------------


         Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the President and Secretary of the corporation, hereby certify:

         FIRST: The name of the corporation is PIVOT RULES, INC. The name under which the corporation was formed is Pivot Corporation.

         SECOND: The original Certificate of Incorporation of the corporation was filed by the Secretary of State of the State of New York on the 12th day of April, 1991. A Restated Certificate of Incorporation of the corporation was filed by the Secretary of State of the State of New York on the 15th day of May, 1997.

         THIRD: The corporation wishes to amend the Certificate of Incorporation so as to change the name of the corporation to Bluefly, Inc.

         FOURTH: To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation of the corporation relating to the name of the corporation is hereby amended in its entirety to read as follows:

                 "FIRST:  The name of the corporation is Bluefly, Inc."

         FIFTH: The foregoing amendment to the Certificate of Incorporation of the corporation has been authorized by the affirmative vote of the Board of Directors of the corporation followed by a vote of the holders of a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders.


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         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 28th day of October, 1998.


                                                          /s/ E. Kenneth Seiff
                                                          --------------------
                                                          E. Kenneth Seiff
                                                          President

                                                          /s/ Jonathan Morris
                                                          --------------------
                                                          Jonathan Morris
                                                          Secretary

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